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EXHIBIT 99.9

Opinion and Consent of Pacific Life re legality

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                         [LETTERHEAD OF PACIFIC LIFE]

                                                             DAVID R. CARMICHAEL
                                                           Senior Vice President
                                                                 General Counsel
                                                                  Law Department
                                                        (949) 640-3326 Telephone
                                                       (949) 640-3706  Facsimile
                                                     dcarmichael@pacificlife.com
July 29, 1998

Pacific Life Insurance Company
700 Newport Center Drive
Post Office Box 9000
Newport Beach, California 92660

Dear Sirs:

In my capacity as Senior Vice President and General Counsel of Pacific Life Insurance Company ("Pacific Life"), I, or attorneys employed by Pacific Life under my general supervision, have supervised the establishment of Separate Account A of Pacific Life Insurance Company on September 7, 1994, which has been authorized by resolution of the Board of Directors of Pacific Life adopted on November 22, 1989, and Memorandum dated September 7, 1994 concerning Separate Account A as the separate account for assets applicable to Pacific Value Individual Flexible Premium Deferred Variable Annuity Contracts ("Contracts"), pursuant to the provisions of Section 10506 of the Insurance Code of the State of California. Moreover, I have been associated with the preparation of the Registration Statement on Form N-4 ("Registration Statement"), filed by Pacific Life and Separate Account A (File No. pending) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of interests in the Separate Account A funding the Contracts.

I have made such examination of the law and examined such corporate records and such other documents as in my judgment are necessary and appropriate to enable me to render the following opinion that:

     1. Pacific Life has been duly organized under the laws of the State of California and is a validly existing corporation.

     2. Pacific Select Separate Account A is duly created and validly existing as a separate account pursuant to the aforesaid provisions of California law.

     3. The portion of the assets to be held in Separate Account A equal to the reserves and other liabilities under the Pacific Value Contracts and any other contracts issued by Pacific Life that are supported by Separate Account A is not chargeable with liabilities arising out of any other business Pacific Life may conduct.

     4. The Pacific Value Contracts have been duly authorized by Pacific Life and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of Pacific Life, except as limited by bankruptcy or insolvency laws affecting the rights of creditors generally.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ DAVID R. CARMICHAEL
-------------------------
David R. Carmichael
Senior Vice President and
General Counsel

DRC/evm